As filed with the Securities and Exchange Commission on May 17, 2017

Registration No. 333-217671

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Hemispherx Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2836	52-0845822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industry Classification Code Number)	(I.R.S. Employer Identification Number)

1617 JFK Boulevard

Philadelphia, Pennsylvania 19103

(215) 988-0080

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas K. Equels, Chief Executive Officer

Hemispherx Biopharma, Inc.

1617 JFK Boulevard

Philadelphia, Pennsylvania 19103

(215) 988-0080

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard Feiner, Esq.

Silverman Shin & Byrne PLLC

Wall Street Plaza

88 Pine Street, 22nd Floor

New York, New York, 10005

(212) 779-8600

Fax (917) 720-0863

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[X]
		Emerging growth company	[ ]

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 17, 2017

PROSPECTUS

HEMISPHERX BIOPHARMA, INC.

4,121,216 Shares of Common Stock

Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to the resale of an aggregate of 4,121,216 shares of our common stock, which may be offered for sale from time to time by the selling stockholders (the “Selling Stockholders”) named in this prospectus, that they may receive if they exercise their outstanding warrants (the “Warrants”).

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of common stock by the Selling Stockholders. The shares of common stock to which this prospectus relates may be offered and sold from time to time directly by the Selling Stockholders or alternatively through underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions, at fixed prices, at prevailing market prices at the time of sale or at negotiated prices. The Selling Stockholders will be responsible for any underwriting fees, discounts and commissions due to underwriters, brokers-dealers or agents. Please see the section titled “Plan of Distribution” of this prospectus for a more complete description of how the offered common stock may be sold.

You should carefully read this prospectus and any prospectus supplement before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” and the “Incorporation by Reference” sections of this prospectus for information about us and our financial statements.

Our common stock is traded on the NYSE MKT under the symbol “HEB.” On May 17, 2017, the last reported sale price for our common stock on the NYSE MKT was $0.54 per share.

Investing in our securities involves risks. See “Risk Factors“ on page 4 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May __, 2017

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Neither we nor the Selling Stockholders have authorized any dealer, salesman or other person to provide you with information other than the information contained in or incorporated by reference into this prospectus. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of the prospectus, or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements”.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors,” together with the additional information described under “Incorporation By Reference.”

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Hemispherx”, “we”, “us”, “our” and “ours” refer to Hemispherx Biopharma, Inc.

About Hemispherx

We are a specialty pharmaceutical company headquartered in Philadelphia, Pennsylvania and engaged in the clinical development of new drug therapies based on natural immune system enhancing technologies for the treatment of viral and immune based disorders. We were first formed in 1966 and in the early 1970s were doing contract research for the National Institutes of Health. Since that time, we have established a strong foundation of laboratory, pre-clinical and clinical data with respect to the development of natural interferon and nucleic acids to enhance the natural antiviral defense system of the human body and to aid the development of therapeutic products for the treatment of certain chronic diseases.

Our flagship products include Alferon N Injection® and the experimental therapeutic Ampligen®. Alferon N Injection® is approved for a category of STD infection, and Ampligen® represents an experimental RNA being developed for globally important viral diseases and disorders of the immune system. Hemispherx’ platform technology includes components for potential treatment of various severely debilitating and life threatening diseases.

The chart below provides an overview of clinical indications for both Ampligen® and Alferon® currently under development.

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We own and operate a 30,000 sq. ft. facility in New Brunswick, NJ with the ability to produce Alferon® and Ampligen®, and completed the construction of our $8 million facility enhancement project in 2015 which, upon FDA approval, should provide for a higher capacity, more cost effective manufacturing process for the production of Alferon N Injection®.

Our principal executive office is located at One Penn Center, 1617 JFK Boulevard, Philadelphia, Pennsylvania 19103, and our telephone number is 215-988-0080.

The Offering

Common Stock offered by Selling Stockholders:	4,121,216 Shares of common stock, $0.001 par value per share, issuable upon exercise of Warrants.

Common Stock Outstanding:	26,589,092 Shares of common stock outstanding as of May 17, 2017.

Use of Proceeds:	We will not receive any of the proceeds from the sale of any shares of common stock by the Selling Stockholders. However, we will receive proceeds from the exercise of the Warrants if and when they are exercised. See “Use of Proceeds”.

Risk Factors:	Investing in our common stock involves a high degree of risk. Please see “Risk Factors” and the risk factors set forth in the documents incorporated by reference herein for a discussion of risks to consider before deciding to purchase shares of our common stock.

NYSE MKT trading symbol:	HEB

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to purchase shares of our common stock, you should carefully consider the risks and uncertainties described under “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016, any subsequent Quarterly Report on Form 10-Q and our other filings with the Securities and Exchange Commission (the “SEC”), all of which are incorporated by reference herein (please see “Incorporation by Reference”). If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and in the other filings incorporated by reference, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “should”, or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on our business, results of operations and financial condition. New factors emerge from time to time, and it is not possible for us to predict which will arise. We cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this prospectus regarding our financial position, business strategy and plans or objectives for future operations are forward-looking statements.

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Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation: our ability to adequately fund our projects, the potential therapeutic effect of our products, the possibility of obtaining regulatory approval, our ability to find senior co-development partners with the capital and expertise needed to commercialize our products and to enter into arrangements with them on commercially reasonable terms, our ability to manufacture and sell any products, our ability to enter into arrangements with third party vendors, market acceptance of our products, our ability to earn a profit from sales or licenses of any drugs, our ability to discover new drugs in the future, changing market conditions, changes in laws and regulations affecting our industry, and issues related to our New Brunswick, New Jersey facility. We have disclosed that in February 2013, we received a Complete Response from the U.S. Food and Drug Administration (the “FDA”) declining to approve our Ampligen® New Drug Application (“NDA”) for Chronic Fatigue Syndrome Treatment, sometimes referred to as myalgic encephalomyelitis/chronic fatigue syndrome (“ME/CFS”) stating that we should conduct at least one additional clinical trial, complete various nonclinical studies and perform a number of data analyses. Accordingly, the remaining steps to potentially gain FDA approval of the Ampligen® NDA, the final results of these and other ongoing activities could vary materially from our expectations and could adversely affect the chances for approval of the Ampligen® NDA. These activities and the ultimate outcomes are subject to a variety of risks and uncertainties, including but not limited to risks that (i) the FDA may ask for additional data, information or studies to be completed or provided; and (ii) the FDA may require additional work related to the commercial manufacturing process to be completed or may, in the course of the inspection of manufacturing facilities, identify issues to be resolved. With regard to our NDA for Ampligen® to treat ME/CFS, we noted above that there are additional steps which the FDA has advised Hemispherx to take in our seeking approval. The final results of these and other ongoing activities, and of the FDA review, could vary materially from Hemispherx’ expectations and could adversely affect the chances for approval of the Ampligen® NDA. Any failure to satisfy the FDA’s requirements could significantly delay, or preclude outright, approval of our drugs for commercial sale in the United States.

On August 18, 2016, we received approval of our New Drug Application from Administracion Nacional de Medicamentos, Alimentos y Tecnologia Medica (“ANMAT”) for commercial sale of rintatolimod (U.S. tradename: Ampligen®) in the Argentine Republic for the treatment of severe ME/CFS. The product will be marketed by GP Pharm, our commercial partner in Latin America.

We believe that this approval provides a platform for potential commercial sales in certain countries within the European Union under regulations that support cross-border pharmaceutical sales of licensed drugs. We and GP Pharm are now working to expand the approval of rintatolimod to additional countries with a focus on Latin America. In Europe, approval in a country with a stringent regulatory process in place, such as Argentina, should add further validation for the product as the Early Access Program discussed below is underway in Europe. ANMAT approval is only an initial, but important, step in the overall successful commercialization of our product. There are a number of actions that must occur before we could be able to commence commercial sales in Argentina. Commercialization in Argentina will require, among other things, an appropriate reimbursement level, appropriate marketing strategies, completion of manufacturing preparations for launch (including possible requirements for approval of final manufacturing), and there are no assurances as to whether or when such multiple subsequent steps will be successfully performed to result in an overall successful commercialization and product launch. Approval of rintatolimod for ME/CFS in the Argentine Republic does not in any way suggest that the Ampligen® NDA in the United States will obtain commercial approval.

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On May 24, 2016, we entered into an amended and restated agreement with Impatients, N.V. (“Impatients”), a Netherlands based company doing business as myTomorrows, for the commencement and management of an Early Access Program (“EAP”) in Europe and Turkey (the “Territory”) related to ME/CFS. Pursuant to the agreement, Impatients, as our exclusive service provider and distributor in the Territory, is performing EAP activities directed to (a) the education of physicians and patients regarding the possibility of early access to innovative medical treatments not yet the subject of a Marketing Authorization (regulatory approval) through named-patient use, compassionate use, expanded access and hospital exemption, (b) patient and physician outreach related to a patient-physician platform, (c) the securing of Early Access Approvals (exemptions and/or waivers required by regulatory authorities for medical treatments prior to Marketing Authorization) for the use of such treatments, (d) the distribution and sale of such treatments pursuant to such Early Access Approvals, (e) pharmacovigilance (drug safety) activities and/or (f) the collection of data such as patient-reported outcomes, doctor-reported experiences and registry data. No assurance can be given that activities under the EAP will result in Marketing Authorization or the sale of substantial amounts of Ampligen® in the Territory.

Our overall objectives include plans to continue seeking approval for commercialization of Ampligen® in the United States and abroad as well as seeking to broaden commercial therapeutic indications of Alferon N Injection® presently approved in the United States and Argentina. We continue to pursue senior co-development partners with the capital and expertise needed to commercialize our products and to enter into arrangements with them on commercially reasonable terms. In addition, we have formed collaborations with multiple research laboratories around the world to examine Ampligen®, an experimental therapeutic, and Alferon® N, an FDA-approved commercial product (for refractory venereal warts (HPV)) as potential preventatives for, and treatments of, Ebola Virus Disease (EVD) among others. Our ability to commercialize our products, widen commercial therapeutic indications of Alferon N Injection® and/or capitalize on our collaborations with research laboratories to examine our products as potential preventatives for, and treatments of, MERS, among others, are subject to a number of significant risks and uncertainties including, but not limited to our ability to enter into more definitive agreements with some of the research laboratories and others that we are collaborating with, to fund and conduct additional testing and studies, whether or not such testing is successful or requires additional testing and meets the requirements of the FDA and comparable foreign regulatory agencies. We do not know when, if ever, our products will be generally available for commercial sale for any indication.

We outsource certain components of our manufacturing, quality control, marketing and distribution while maintaining control over the entire process through our quality assurance and regulatory groups. We cannot provide any guarantee that the facility or our contract manufacturer will necessarily pass an FDA pre-approval inspection for Alferon® manufacture.

The production of new Alferon® API inventory will not commence until the validation phase is complete. While the facility is approved by FDA under the Biological License Application (“BLA”) for Alferon®, this status will need to be reaffirmed by a successful Pre-Approval Inspection by the FDA prior to commercial sale of newly produced inventory product. The validation phase was delayed because of the damage caused by the flood that occurred on January 5, 2016 at the facility. At this time, the Company believes that all repairs to the manufacturing facility have been completed. If and when the Company obtains a reaffirmation of FDA BLA status and has begun production of new Alferon® API, it will need FDA approval as to the quality and stability of the final product to allow commercial sales to resume. We most likely will need additional funds to finance the revalidation process in our facility to initiate commercial manufacturing, thereby readying ourselves for an FDA Pre-Approval Inspection. If we are unable to gain the necessary FDA approvals related to the manufacturing process and/or final product of new Alferon® inventory, our operations most likely will be materially and/or adversely affected. In light of these contingencies, there can be no assurances that the approved Alferon N Injection® product will be returned to production on a timely basis, if at all, or that if and when it is again made commercially available, it will return to prior sales levels.

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On March 15, 2016, we received written notice from the NYSE MKT LLC that we were not in compliance with its continued listing standards because our common stock had been selling for a low price per share for a substantial period of time. The NYSE MKT determined that the continued listing of our common stock was predicated on our effecting a reverse stock split of our common stock. Our stockholders approved a reverse stock split, our Board effected a 12-to-1 reverse stock split effective August 26, 2016 and our reverse split shares started trading on August 29, 2016. On September 15, 2016, we received written notice from the NYSE MKT LLC that we were back in compliance with the continued listing standards set forth in Section 1003(f)(v) of the NYSE MKT Company Guide referenced in the Exchange’s letter dated March 15, 2016. The Company will be subject to NYSE Regulation’s normal continued listing monitoring. However, in accordance with Section 1009(h) of the Company Guide, if the Company is again determined to be below any of the continued listing standards within 12 months of the date of this letter, NYSE MKT will examine the relationship between the two incidents of noncompliance and re-evaluate the Company’s financial recovery from the first incident. NYSE Regulation will then take appropriate action, which depending on the circumstances, may include truncating the compliance procedures described in Section 1009 of the Company Guide or immediately initiate delisting procedures.

We do not undertake and specifically decline any obligation to publicly release the results of any revisions which may be made to any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of any shares of common stock by the Selling Stockholders. However, we will receive proceeds from the exercise of the Warrants if and when they are exercised. At present, the exercise prices of the Warrants are significantly above the current trading price of our common stock.

MARKET PRICE OF OUR COMMON STOCK

The following table sets forth the high and low prices for our common stock for the last two fiscal years and the first quarter of 2017 as reported by the NYSE MKT. Such prices reflect inter-dealer prices, without retail mark-up, mark-downs or commissions and may not necessarily represent actual transactions. The following prices give retroactive effect to the 12-to-1 reverse stock split effected on August 26, 2016.

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	High	Low
COMMON STOCK
Time Period:
January 1, 2017 through March 31, 2017	$0.93	$0.39

January 1, 2016 through March 31, 2016	$2.40	$0.78
April 1, 2016 through June 30, 2016	$1.92	$1.24
July 1, 2016 through September 30, 2016	$2.64	$1.24
October 1, 2016 through December 31, 2016	$1.26	$0.65

January 1, 2015 through March 31, 2015	$3.96	$2.52
April 1, 2015 through June 30, 2015	$3.48	$2.40
July 1, 2015 through September 30, 2015	$2.52	$1.68
October 1, 2015 through December 31, 2015	$2.16	$0.72

On May 17, 2017, the last sale price for our common stock on the NYSE MKT was $0.54 per share.

SELLING STOCKHOLDERS

The shares of common stock being offered by the Selling Stockholders pursuant to this prospectus are those issuable upon exercise of Warrants previously issued to the Selling Stockholders (the “Warrant Shares”). We are registering the Warrant Shares in order to permit the Selling Stockholders to offer the shares for resale from time to time. Except for the ownership of shares acquired in a registered direct offering and the Warrants, the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of our common stock by each of the Selling Stockholders, and is based on 26,589,092 shares of our common stock outstanding on May 17, 2017. The number of shares listed as beneficially owned by each Selling Stockholder is based on its ownership of shares and Warrants as of May 3, 2017 and assumes exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises.

The Warrants held by the Selling Stockholders consist of:

(i)	Warrants dated February 6, 2017 exercisable for an aggregate of 1,363,639 shares of common stock at an exercise price of $0.75 per share, initially exercisable on August 6, 2017 and for a five years thereafter (“2017 Investor Warrants”);
(ii)	Warrants dated February 6, 2017 exercisable for an aggregate of 90,910 shares of common stock at an exercise price of $0.6875 per share, initially exercisable on August 6, 2017 and for a five years thereafter (“2017 PA Warrants”);
(iii)	Warrants dated September 6, 2016 exercisable for an aggregate of 2,500,000 shares of common stock at an exercise price of $2.00 per share, initially exercisable on March 6, 2017 and for a five years thereafter (“2016 Investor Warrants”); and
(iv)	Warrants dated September 6, 2016 exercisable for an aggregate of 166,667 shares of common stock at an exercise price of $1.875 per share, initially exercisable from March 6, 2017 through September 1, 2021 (“2016 PA Warrants”).

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Although some of the Warrants held by the Selling Stockholders are not exercisable until August 2017, for purposes of the table below, the Shares of common stock and percentage ownership identified below assume that the Warrants are currently exercisable and thus the shares of common stock underlying the Warrants are deemed to be outstanding and to be beneficially owned by the Selling Stockholders holding the Warrants, but are not treated as outstanding for the purpose of computing the percentage ownership of any other Selling Stockholders.

Under the terms of the Warrants, a Selling Stockholder may not exercise Warrants to the extent that such Selling Stockholder, together with its affiliates, would beneficially own, after such exercise more than 4.99% of the shares of common stock then outstanding (subject to the right of the Selling Stockholder to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99%) and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered. The number of shares does not reflect this limitation. The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

	Shares Beneficially Owned Prior to the Offering			Shares Beneficially Owned After Giving Effect to the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to the Offering	Percentage of Shares Beneficially Owned Prior to the Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus (1)	Number of Shares of Common Stock Owned After the Offering	Percentage of Shares Beneficially Owned After Giving Effect to the Offering
Sabby Healthcare Master Fund, Ltd. (2)(4)	1,376,575	5.2%	750,000	626,575	2.4%
Sabby Volatility Warrant Master Fund, Ltd. (3) (4)	841,147	3.2%	500,000	341,147	1.3%
Anson Investments Master Fund LP. (5)	1,590,909	6.0%	1,590,909	0	*
JMM Trading LP (6)	340,909	1.3%	340,909	0	*
Hudson Bay Master Fund LTD (7)	340,910	1.3%	340,910	0	*
Intracoastal Capital LLC (8)	340,911	1.3%	340,911	0	*
Michael Vasinkevich (9)(14)	88,866	*	88,866	0	*
Noam Rubinstein (10)(14)	81,136	*	81,136	0	*
H.C. Wainwright & Co., LLC (11)	78,939	*	78,939	0	*
Mark Viklund (12)(14)	6,060	*	6,060	0	*
Charles Worthman (13)(14)	2,576	*	2,576	0	*

*Represents beneficial ownership of less than one percent.

(1)	We do not know when or in what amounts a Selling Stockholder may offer shares for sale. The Selling Stockholders may choose not to sell any or all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the shares covered by this prospectus will be sold by the Selling Stockholders.

(2)	750,000 shares of common stock are registered for sale under this prospectus and are issuable upon conversion of 2016 Investor Warrants.

(3)	500,000 shares of common stock are registered for sale under this prospectus and are issuable upon conversion of 2016 Investor Warrants.

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(4)	Sabby Management, LLC is the investment manager of Sabby Healthcare Master Fund, Ltd. and Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of each Selling Stockholder. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(5)	1,590,909 shares of common stock are registered for sale under this prospectus, 1,250,000 of which are issuable upon conversion of 2016 Investor Warrants and 340,909 of which are issuable upon conversion of 2017 Investor Warrants. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Shares held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Adam Spears are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Spears each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein.

(6)	340,909 shares of common stock are registered for sale under this prospectus and are issuable upon conversion of 2017 Investor Warrants. Richard Hennig acting alone, has voting and dispositive power over the shares beneficially owned by JMM Trading LP.

(7)	340,910 shares of common stock are registered for sale under this prospectus and are issuable upon conversion of 2017 Investor Warrants. Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over these securities.

(8)	340,911 shares of common stock are registered for sale under this prospectus and are issuable upon conversion of 2017 Investor Warrants. Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by Intracoastal. Mr. Asher, who is a manager of Intracoastal, is also a control person of a broker-dealer. As a result of such common control, Intracoastal may be deemed to be an affiliate of a broker-dealer. Intracoastal acquired the Warrants in the ordinary course of business, and at the time of the acquisition of the Warrants described herein, Intracoastal did not have any arrangements or understandings with any person to distribute such securities.

(9)	88,866 shares of common stock are registered for sale under this prospectus, 57,500 of which are issuable upon conversion of 2016 PA Warrants and 31,366 of which are issuable upon conversion of 2017 PA Warrants.

(10)	81,136 shares of common stock are registered for sale under this prospectus, 52,500 of which are issuable upon conversion of 2016 PA Warrants and 28,636 of which are issuable upon conversion of 2017 PA Warrants.

(11)	78,939 shares of common stock are registered for sale under this prospectus, 51,667 of which are issuable upon conversion of 2016 PA Warrants and 27,272 of which are issuable upon conversion of 2017 PA Warrants. Mark Viklund is the Chief Executive Officer of H.C. Wainwright & Co. and as such, exercises voting and dispositive power with respect to the shares held by this selling stockholder. H.C. Wainwright was the placement agent in the private offerings in which the Warrants were sold, and at the time of the acquisition of the Warrants by the Selling Stockholder, such Selling Stockholder did not have any arrangements or understandings with any person to distribute such securities. The Selling Stockholder received the warrants as compensation for the private offerings.

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(12)	6,060 shares of common stock are registered for sale under this prospectus, 3,333 of which are issuable upon conversion of 2016 PA Warrants and 2,727 of which are issuable upon conversion of 2017 PA Warrants.

(13)	2,576 shares of common stock are registered for sale under this prospectus, 1,667 of which are issuable upon conversion of 2016 PA Warrants and 909 of which are issuable upon conversion of 2017 PA Warrants.

(14)	The Selling Stockholder is an affiliate of H.C. Wainwright, the placement agent in the private offerings in which the Warrants were sold, and at the time of the acquisition of the Warrants by the Selling Stockholder, such Selling Stockholder did not have any arrangements or understandings with any person to distribute such securities. The Selling Stockholder received the warrants as compensation for the private offerings.

PLAN OF DISTRIBUTION

We are registering the offer and resale of the Warrant Shares to permit the sale of Warrant Shares, after issuance by us pursuant to the terms of the Warrants, by the Selling Stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the Warrant Shares by the Selling Stockholders. We will bear all fees and expenses incident to registration of the Warrant Shares, except that, if the Warrant Shares are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for any underwriting discounts or commissions or agent’s commissions.

The Selling Stockholders may sell all or a portion of the Warrant Shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The Warrant Shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144 of the Securities Act;

●	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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If the Selling Stockholders effect such transactions by selling Warrant Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the Warrant Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Warrant Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or other applicable provisions of the Securities Act, amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealer participating in the distribution of the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of our common stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of our common stock by the Selling Stockholders and any other participating person.

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We will pay all expenses of the registration of the shares of our common stock pursuant to the registration statement of which this prospectus forms a part; provided, however, that the Selling Stockholders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters in connection with our common stock offered hereby will be passed upon for us by Silverman Shin & Byrne PLLC.

EXPERTS

The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference. Such consolidated financial statements have been incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual and quarterly reports and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C., 20549. Please call 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings will also be available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. Except as described below, our reports and other information that we have filed, or may in the future file, with the SEC are not incorporated by reference into and do not constitute part of this prospectus.

We have filed with the SEC a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our common stock common stock that may be issued upon exercise of Warrants offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the common stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document are summaries of the material terms of such contract, agreement or other document and are not necessarily complete. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved.

We also maintain a website at www.hemispherx.net through which you can access our filings with the Commission. The information contained in, or accessible through, our website is not a part of this prospectus.

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INCORPORATION BY REFERENCE

We “incorporate by reference” information from other documents that we file with the SEC into this prospectus, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus except for any information that is superseded by information included directly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. Any statement contained in this prospectus or any prospectus supplement or a document incorporated by reference in this prospectus or in any prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is current as of the date other than the date on the cover page of this prospectus.

The following documents previously filed by us with the SEC are incorporated by reference in this prospectus:

●	Our Annual Report on Form 10-K for the year ended December 31, 2016;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017;
●	Our Amendment to Current Report on Form 8-K/A, as filed with the SEC on May 8, 2017;
●	Our Current Report on Form 8-K, as filed with the SEC on April 3, 2017;
●	Our definitive proxy statement on Schedule 14A filed on June 27, 2016; and
●	A description of our common stock contained in our registration statement on Form S-1, SEC File No. 333-117178, and any amendment or report filed for the purpose of updating this description.

We are also incorporating by reference into this prospectus any additional documents that we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the effective date of the registration statement and prior to the termination of the offering.

You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Hemispherx Biopharma, Inc.

1617 JFK Boulevard, Ste. 500

Philadelphia, Pennsylvania 19103

Attention: Corporate Secretary

(215) 988-0800

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by Hemispherx Biopharma, Inc. in connection with the sale of the securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

SEC Filing Fees	$313
NYSE MKT Listing Fee	$-
Printing and Engraving Expenses	$1,000
Accounting Fees and Expenses	$10,000
Legal Fees and Expenses	$15,000
Transfer Agent and Registrar Fees	$5,000
Miscellaneous	$1,000
Total Expenses	$32,313

ITEM 14. Indemnification of Directors and Officers.

The Registrant’s Amended and Restated Certificate of Incorporation provides that the Registrant shall indemnify to the extent permitted by Delaware law any person whom it may indemnify thereunder, including directors, officers, employees and agents of the Registrant. Such indemnification (other than an order by a court) shall be made by the Registrant only upon a determination that indemnification is proper in the circumstances because the individual met the applicable standard of conduct. Advances for such indemnification may be made pending such determination. In addition, the Registrant’s Amended and Restated Certificate of Incorporation eliminates, to the extent permitted by Delaware law, personal liability of directors to the Registrant and its stockholders for monetary damages for breach of fiduciary duty as directors.

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The Registrant’s authority to indemnify its directors and officers is governed by the provisions of Section 145 of the Delaware General Corporation Law, as follows:

(a)	A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination: (1) By a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) By a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) If there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) By the stockholders.

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(e)	Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans, references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan, and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries, and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

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(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section, or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in the three years preceding the date of this registration statement. This information has been retroactively adjusted to reflect the reverse stock split for all periods presented:

On September 6, 2016, we entered into a Securities Purchase Agreement (the “September Purchase Agreement”) with certain investors for the sale by us of 3,333,334 shares of our Common Stock registered under our S-3 shelf registration statement on at a purchase price of $1.50 per share. Concurrently with the sale of the common stock, pursuant to the September Purchase Agreement, we also sold unregistered warrants to purchase 2,500,000 shares of common stock for aggregate gross proceeds of $5,000,000. Subject to certain ownership limitations, the warrants are initially exercisable six-month after issuance at an exercise price equal to $2.00 per share of common stock, subject to adjustments as provided under the terms of the warrants. The warrants are exercisable for five years from the initial exercise date. Pursuant to an engagement agreement, we paid our placement agent an aggregate fee equal to 7% of the gross proceeds received by us from the sale of the securities in the offering and granted to our placement agent or its designees warrants to purchase up to 5% of the aggregate number of shares sold in the transactions amounting to 166,667 unregistered warrants. The placement agent warrants have substantially the same terms as the investor warrants, except that the placement agent warrants will expire on September 1, 2021 and have an exercise price equal to $1.875 per share of common stock.

On December 22, 2016, we issued 68,493 shares of our common stock at $0.73 per share directly to Thomas Equels, our CEO, for $50,000 in a private transaction pursuant a stock purchase agreement.

On February 1, 2017, we entered into Securities Purchase Agreements (each, a “February Purchase Agreement”) with certain investors for the sale by us of 1,818,185 shares of our common stock registered under our S-3 shelf registration statement at a purchase price of $0.55 per share. Concurrently with the sale of the common stock, pursuant to the February Purchase Agreement, we also sold unregistered warrants to purchase 1,363,639 shares of common stock for aggregate gross proceeds of approximately $1,000,000. The warrants have an exercise price of $0.75 per share, are exercisable six months after issuance, and will expire five years from the initial exercise date. Pursuant to an engagement agreement, we paid our placement agent an aggregate fee equal to 7% of the gross proceeds received by us from the sale of the securities in the offering and granted to our placement agent or its designees warrants to purchase up to 5% of the aggregate number of shares sold in the transactions amounting to 90,910 unregistered warrants. The placement agent warrants have substantially the same terms as the investor warrants, except that the placement agent warrants will expire on February 1, 2022 and have an exercise price equal to $0.6875 per share of common stock.

On April 10, 2017, we issued 200,000 shares of our common stock at $0.50 per share directly to Thomas Equels, our CEO, for $100,000 in a private transaction pursuant a stock purchase agreement.

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In connection with the foregoing unregistered issuance of securities, we relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(a)(2) of the Securities Act.

ITEM 16. Exhibits.

Exhibit No.	Description

1.1	July 23, 2012 Equity Distribution Agreement with Maxim Group LLC (1)
3.1	Amended and Restated Certificate of Incorporation of the Company, as amended, along with Certificates of Designations. (2)
3.3	Amended and Restated By-Laws of Registrant (35)
4.1	Specimen certificate representing our Common Stock.
4.2	Amended and Restated Rights Agreement, dated as of November 2, 2012, between the Company and Continental Stock Transfer & Trust Company. The Amended and Restated Right Agreement includes the Form of Certificate of Designation, Preferences and Rights of the Series A Junior Participating Preferred Stock, the Form of Rights Certificate and the Summary of the Right to Purchase Preferred Stock. (3)
4.4	Form of Indenture filed with Form S-3 Universal Shelf Registration Statement. (4)
4.5	Form of Series I common stock purchase warrant pursuant to May 10, 2009 Securities Purchase Agreement. (5)
4.6	Form of Series II common stock purchase warrant pursuant to May 10, 2009 Securities Purchase Agreement. (5)
4.7	Form of common stock purchase warrant pursuant to May 18, 2009 Securities Purchase Agreement. (6)
4.8	Form of Warrant pursuant to August 30, 2016 Securities Purchase Agreement. (38)
4.9	Form of Warrant pursuant to February 1, 2017 Securities Purchase Agreement. (40)
5.1	Opinion of Silverman Shin & Byrne PLLC, legal counsel.*
10.1	Form of Confidentiality, Invention and Non-Compete Agreement.
10.2	Form of Clinical Research Agreement.
10.3	Employee Wage or Hours Reduction Program. (7)
10.4	Form of Securities Purchase Agreement entered into on May 10, 2009. (1)
10.5	Form of Securities Purchase Agreement entered into on May 18, 2009. (5)
10.6	Amended and Restated Employment Agreement with Robert Dickey IV, dated September 1, 2010. (8)
10.7	Supply Agreement with Hollister-Stier Laboratories LLC dated December 5, 2005. (9)
10.8	Amendment to Supply Agreement with Hollister-Stier Laboratories LLC dated February 25, 2010. (10)
10.9	Amended and Restated Employment Agreement of Dr. William A. Carter dated June 11, 2010 (11)
10.10	Vendor Agreement with Bio Ridge Pharma, LLC dated August 11, 2011. (33).
10.11	Vendor Agreement with Armada Healthcare, LLC dated August 11, 2011. (33).
10.12	Amended and restated employment agreement with Wayne Springate dated May 1, 2011. (13)

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10.13	Amended and restated employment agreement with Ralph Christopher Cavalli dated September 15, 2011. (15)
10.14	Amended and restated employment agreement with William A. Carter dated December 6, 2011. (16)
10.15	Amended and restated employment agreement with Thomas K. Equels dated December 6, 2011. (16)
10.16	Amended and restated employment agreement with Charles T. Bernhardt dated December 6, 2011. (16)
10.17	Second Amended and Restated Advisor’s Agreement with The Sage Group dated December 14, 2011. (17)
10.18	Amendment to Supply Agreement with Hollister-Stier Laboratories LLC executed September 9, 2011. (17)
10.19	Vendor Agreement extension with Bio Ridge Pharma, LLC dated August 14, 2012. (18)
10.20	Vendor Agreement extension with Armada Healthcare, LLC dated August 14, 2012. (18)
10.21	Advisor’s Agreement with The Sage Group dated June 15, 2013. (20)
10.22	Vendor Agreement extension with Armada Healthcare, LLC dated July 19, 2013. (21)
10.23	Vendor Agreement extension with Bio Ridge Pharma, LLC dated July 19, 2013. (21)
10.24	Vendor Agreement extension with Bio Ridge Pharma, LLC and Armada Healthcare, LLC dated August 8, 2014.(22)
10.25	Sales, Marketing, Distribution, and Supply Agreement with Emerge Health Pty Ltd. dated March 9, 2015. (Confidential Treatment granted with respect to portions of the Agreement) (22)
10.26	August 4, 2015 Amendment to Equity Distribution Agreement between the registrant and Maxim Group LLC. (24)
10.27	Vendor Agreement extension with Armada Healthcare, LLC dated July 29, 2015. (26)
10.28	Vendor Agreement extension with Bio Ridge Pharma, LLC dated July 29, 2013. (26)
10.29	Early Access Agreement with Impatients N.V. dated August 3, 2015. (Confidential Treatment granted with respect to portions of the Agreement) (27)
10.30	Sales, Marketing, Distribution, and Supply Agreement with Emerge Health Pty Ltd. dated August 6, 2015. (Confidential Treatment granted with respect to portions of the Agreement) (26)
10.31	Addendum to Early Access Agreement with Impatients N.V. dated October 16, 2015. (Confidential Treatment granted with respect to portions of the Agreement) (27)
10.32	Letter agreement between Dr. Carter and the Company dated September 28, 2015 extending the period for notice of non-renewal to December 1, 2015 within the June 11, 2010 Amended and Restated Engagement Agreement entered into between the Company and Dr. Carter. (27)
10.33	November 23, 2015 William A. Carter Employment Agreement Waiver. (28)
10.34	November 23, 2015 Thomas K. Equels Employment Agreement Waiver. (28)
10.35	Equity Distribution Agreement, dated December 15, 2015 with Chardan Capital Markets, LLC. (29)
10.36	December 23, 2015 letter to Dr. Carter related to non-renewal of his consulting agreement and continued consulting services. (30)
10.37	2016 Senior Executive Deferred Cash Performance Award Plan. (31)
10.38	2016 Voluntary Incentive Stock Award Plan. (31)
10.39	Amended and Restated 2016 Senior Executive Deferred Cash Performance Award Plan. (32)

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10.40	Sales, Marketing, Distribution and Supply Agreement (the “Agreement”) with Scientific Products Pharmaceutical Co. LTD dated March 3, 2016 (Confidential Treatment granted with respect to portions of the Agreement). (34)
10.41	Agreement between Avrio Biopharmaceuticals (“Avrio”) and the Company dated July 20, 2016 (Confidential Treatment granted with respect to portions of the Agreement). (36)
10.42	Licensing Agreement dated April 13, 2016 with Lonza Sales AG (Confidential Treatment granted with respect to portions of the Agreement). (37)
10.43	Form of Securities Purchase Agreement entered into on August 30, 2016. (38)
10.44	Amended and Restated Early Access Agreement with Impatients N.V. dated May 20, 2016. (Confidential Treatment granted with respect to portions of the Agreement). (39)
10.45	Form of Securities Purchase Agreement entered into on February 1, 2017. (40)
21	Subsidiaries of the Registrant. *
23.1	RSM US LLP consent. **
23.2	Consent of Silverman Shin & Byrne PLLC, legal counsel (included in Exhibit 5.1).
24.1	Powers of Attorney (included on Signature Pages to this Registration Statement).*

*	Previously filed.
**	Filed herewith.

(1)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed July 23, 2012 and is hereby incorporated by reference.
(2)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed June 24, 2011 and is hereby incorporated by reference.
(3)	Filed with the Securities and Exchange Commission on November 2, 2012 as an exhibit to the Company’s Registration Statement on Form 8-A12G/A (No. 0-27072) and is hereby incorporated by reference.
(4)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Form S-3 Registration Statement (No. 333-182216) on June 19, 2012 and is hereby incorporated by reference.
(5)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended March 31, 2009 and is hereby incorporated by reference.
(6)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) dated May 18, 2009 and is hereby incorporated by reference.
(7)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2008 and is hereby incorporated by reference.

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(8)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2010 and is hereby incorporated by reference.
(9)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2005 and is hereby incorporated by reference.
(10)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K (No. 000-27072) for the year ended December 31, 2009 and is hereby incorporated by reference.
(11)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) dated June 15, 2010 and is hereby incorporated by reference.
(12)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) dated May 28, 2010 and is hereby incorporated by reference.
(13)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended March 31, 2011 and is hereby incorporated by reference.
(14)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended September 30, 2011 and is hereby incorporated by reference.
(15)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed September 23, 2011 and is hereby incorporated by reference.
(16)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed December 12, 2011 and is hereby incorporated by reference.
(17)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Annual Report on Form 10-K (No. 000-27072) for the year ended December 31, 2011 and is hereby incorporated by reference.
(18)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed August 15, 2012 and is hereby incorporated by reference.
(19)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended September 30, 2015 and is hereby incorporated by reference.
(20)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2013 and is hereby incorporated by reference.
(21)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2013 and is hereby incorporated by reference.

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(22)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s annual report on Form 10-K (No. 000-27072) for the year ended December 31, 2014 and is hereby incorporated by reference.
(23)	Intentionally left blank.
(24)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed June 23, 2015 and is hereby incorporated by reference.
(25)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed August 4, 2015 and is hereby incorporated by reference.
(26)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended June 30, 2015 and is hereby incorporated by reference.
(27)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q (No. 000-27072) for the period ended September 30, 2015 and is hereby incorporated by reference.
(28)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed November 23, 2015 and is hereby incorporated by reference.
(29)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed December 15, 2015 and is hereby incorporated by reference.
(30)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed January 14, 2016 and is hereby incorporated by reference.
(31)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed February 4, 2016 and is hereby incorporated by reference.
(32)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K (No. 000-27072) filed March 1, 2016 and is hereby incorporated by reference.
(33)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s amended quarterly report on Form 10-Q/A (No. 000-27072) for the period ended September 30, 2011 and is hereby incorporated by reference.
(34)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended March 31, 2016 and is hereby incorporated by reference.
(35)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed June 10, 2016 and is hereby incorporated by reference.
(36)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended June 30, 2016 and is hereby incorporated by reference.

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(37)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s quarterly report on Form 10-Q/A for the period ended March 31, 2016 and is hereby incorporated by reference.
(38)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed September 1, 2016 and is hereby incorporated by reference.
(39)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Amended Current Report on Form 8-K/A filed May 8, 2017 and is hereby incorporated by reference.
(40)	Filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed February 1, 2017 and is hereby incorporated by reference.

ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d) that, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

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(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Philadelphia, Commonwealth of Pennsylvania, on the 17th day of May, 2017.

HEMISPHERX BIOPHARMA, INC.
(Registrant)

By:	/s/ Thomas K. Equels
Thomas K. Equels,
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities indicated on May 17, 2017.

	Signature	Title

	/s/ Thomas K. Equels	Chief Executive Officer (Principal Executive) and Director
Thomas K. Equels

	/s/ Adam Pascale	Chief Financial Officer
	Adam Pascale	(Principal Financial Officer and Principal Accounting Officer)

	*	Director (Chairman)
William M. Mitchell, M.D., Ph.D.

	*	Director
Stewart L. Appelrouth

* By:	/s/ Thomas K. Equels
Thomas K. Equels,
Attorney-in-Fact

Hemispherx Biopharma, Inc.

Amendment No. 1 to

Form S-1

Index to Exhibits

Exhibit No.	Description

23.1	Consent of RSM US LLP, independent registered public accounting firm.